EXHIBIT 10.2.2

Extension of Executive Relocation and Employment Agreement

THIS EXTENSION OF EXECUTIVE RELOCATION AND EMPLOYMENT AGREEMENT (this “Extension”) is made effective as of the 3rd day of October, 2017 (the “Effective Date”), by and between Gentherm Incorporated, a Michigan corporation (the “Company”) and Frithjof Oldorff (the “Executive”).

Background

The Executive and Gentherm are parties to an Executive Relocation and Employment Agreement dated as of the 1st of August, 2015 (the “Agreement”).  Capitalized terms used herein and not defined shall have the meanings given in the Agreement.  Pursuant to the Agreement, the Initial Term expires on August 1, 2018.  The Company and the Executive desire to extend the Initial Term so that it will end instead on July 1, 2019.

NOW, THEREFORE, in consideration of the foregoing and the terms and conditions set forth herein, the parties agree as follows:

Terms and Conditions

1.Employment Period. The Company and the Executive hereby agree that, notwithstanding anything in the Agreement to the contrary, the Initial Term shall begin on the Commencement Date and end on July 1, 2019.

2.No Other Changes.  Except as expressly set forth in this Extension, the Agreement remains in full force and effect in accordance with its terms.

Signatures on the Following Page

IN WITNESS WHEREOF, the Company and the Executive have executed this Executive Relocation and Employment Agreement as of the date first above written.

The Executive: /s/ Frithjof Oldorff Frithjof Oldorff	The Company: GENTHERM INCORPORATED By: /s/ Daniel R. Coker Name: Daniel R. Coker Title: President and Chief Executive Officer